UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Texas		1-31447			74-0694415
(State or other jurisdiction		(Commission File Number)			(IRS Employer
of incorporation)					Identification No.)

1111 Louisiana
Houston	Texas		77002
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			(713)	207-1111

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 13, 2024, upon recommendation of the Governance, Environmental and Sustainability Committee of the Board of Directors (the “Board”) of CenterPoint Energy, Inc. (the “Company”), the Board appointed Mr. Dean Seavers as a director of the Board, effective December 31, 2024, to fill the vacancy on the Board that will be created by the previously announced resignation of Mr. Barry T. Smitherman. Mr. Seavers will serve as a director of the Board of the Company until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2025 and until his successor is elected and qualified. Mr. Seavers is expected to stand for election as a director at the Company’s annual meeting of shareholders in 2025. Mr. Seavers will serve on the Board’s Governance, Environmental and Sustainability Committee and Safety and Operations Committee.

Mr. Seavers has served as a senior advisor at Stifel Financial Corp. (“Stifel Financial”), a full-service financial services firm, since 2020. Prior to Stifel Financial, Mr. Seavers served as President of National Grid U.S., a U.S. supplier of consumer energy, from 2014 to 2019, and as Executive Director of National Grid plc, a publicly traded multinational electricity and gas utility company, from 2014 to 2019. Mr. Seavers founded and served as Chief Executive Officer and President of Red Hawk Fire & Security, a provider of life safety and security solutions, from 2012 to 2014, and President of Global Services of the Fire & Security business of United Technologies Corporation (“UTC”), an aerospace and defense company, from 2010 to 2011. Mr. Seavers also served as President and Chief Executive Officer of GE Security, a former business unit of General Electric Co. that provided security and life safety solutions, from 2007 to 2010, and during such tenure Mr. Seavers led the sale of GE Security to UTC. Mr. Seavers currently serves on the board of directors of Albemarle Corp., a publicly traded global chemical manufacturer, Ametek Inc., a publicly traded global manufacturer of electronic instruments and electromechanical devices, and Vine Hill Capital Investment Corp., a publicly traded blank check company. Mr. Seavers previously served on the board of directors of Pacific Gas & Electric Company from July 2020 to December 2022, James Hardie Industries plc from February 2021 to March 2022, and Environmental Impact Acquisition Corp. from January 2021 to February 2022. He received his B.A. from Kent State University and his M.B.A. from Stanford University.

There are no arrangements or understandings between Mr. Seavers and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Seavers has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Seavers will be compensated for his service on the Board under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2024 annual meeting of shareholders (which arrangement may be updated from time to time) and will receive an initial stock award approved by the Board under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended, valued at $56,357, which represents a prorated amount of the annual stock award valued at $170,000 received by each of the Company’s non-employee directors serving on the Board as of early May 2024, which awards were previously disclosed in related Section 16 filings.

A copy of the press release containing the announcement of the appointment of Mr. Seavers to the Board of the Company is attached as Exhibit 99.1.

Retirement of Executive Vice President and Chief Human Resources Officer

On December 12, 2024, Lynne Harkel-Rumford, Executive Vice President and Chief Human Resources Officer of the Company, notified the Company of her intent to retire on February 3, 2025. The resignation of Ms. Harkel-Rumford from the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.
Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press Release dated December 16, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: December 16, 2024	By:	/s/ Monica Karuturi
Monica Karuturi
Executive Vice President and General Counsel